EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of NeoGenomics, Inc. (the "Company")
on Form 10-QSB for the three months ended March 31, 2005 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

        1. The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

  Date:   April 29, 2005               /s/ Robert P. Gasparini
                                           Robert P. Gasparini
                                           President and
                                           Principal Executive Officer

  Date:   April 29, 2005               /s/ Steven C. Jones
                                           Steven C. Jones
                                           Acting Principal Financial Officer

        A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange
Commission or its staff upon request.